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                                                                       Exhibit 8

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                               AXA FINANCIAL, INC.



         The names of the Directors and the names and titles of the Executive Officers of AXA Financial, Inc. ("AXF"), which is the sole member of AXA Financial Services, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of AXF at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXF and each individual is a United States citizen.

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Claude Bebear (1)            Chairman of the Supervisory Board, AXA;
   AXA                          Chairman and CEO, Finaxa
   25, avenue Matignon
   75008 Paris, France

*  Bruce W. Calvert             Chairman of the Board and Chief Executive
   Alliance Capital             Officer, Alliance Capital Management
   Management Corporation       Corporation; Executive Officer, AXA
   1345 Ave. of the Americas
   New York, NY  10105

*  Henri de Castries (1)        Chairman of the Board; Chairman of the
   AXA                          Management Board, AXA; Vice Chairman of the
   25, avenue Matignon          Board of Directors, Finaxa
   75008 Paris, France

*  John S. Chalsty              Senior Advisor, Credit Suisse First Boston
   Credit Suisse First Boston   (investment banking)
   11 Madison Avenue
   New York, NY 10010

*  Francoise Colloc'h (1)       Member of the Management Board and Group
   AXA                          Executive President, AXA
   25, avenue Matignon
   75008 Paris, France


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                                                             Page 53 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  Christopher M. Condron       President and Chief Executive Officer; Member
                                of Management Board and Executive Officer, AXA;
                                Chairman and CEO, Equitable

*  Claus-Michael Dill (2)       Chairman of the Management Board,
   Gereonsdriesch 9-11          AXA Konzern AG; Executive Officer, AXA
   50670 Cologne, Germany

*  Joseph L. Dionne             Retired Chairman of the Board and Chief
   198 N. Wilton Rd.            Executive Officer, The McGraw Hill Companies
   New Canaan, CT  06840        (publishing)

*  Jean-Rene Fourtou (1)        Member of Supervisory Board, AXA; Chairman and
   Vivendi Universal            Chief Executive Officer, Vivendi Universal
   42, avenue de Friedland      (global media and communications company); Vice
   75008 Paris, France          Chairman of the Management Board, Aventis;
                                Chairman of the Management Board, Vivendi
                                Environment and Group Canal+

 * Norman C. Francis            President, Xavier University of Louisiana
   Xavier University            (university)
   of Louisiana
   1 Drexel Drive
   New Orleans, LA 70125

 * John G. Graves               President and COO, Graves Ventures, LLC
   Graves Ventures, LLC         (publishing holding company)
   130 Fifth Avenue
   New York, NY 10011

*  Donald J. Greene, Esq.       Of Counsel, LeBoeuf, Lamb, Greene & MacRae LLP
   LeBoeuf, Lamb, Greene        (law firm)
   & MacRae LLP
   125 West 55th Street
   New York, NY  10019

*  Anthony J. Hamilton (3)      Chairman and Chief Executive of Fox-Pitt,
   Fox-Pitt,                    Kelton Group (investment banking); Chairman,
   Kelton Group Limited         AXA UK plc and AXA Equity and Law plc (UK)
   35 Wilson Street
   London, England EC2M 2SJ


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                                                             Page 54 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
*  John T. Hartley              Retired Chairman and Chief Executive Officer,
   1412 South Riverside Drive   Harris Corporation (manufacturer of electronic,
   Indialantic, FL 32903        telephone and copying systems)

*  John H. F. Haskell, Jr.      Senior Advisor, UBS Warburg, LLC (investment
   UBS Warburg, LLC             banking)
   299 Park Avenue
   New York, NY  10171

*  Nina Henderson               Former Corporate Vice President,  Bestfoods
   425 East 86th St.            (food manufacturer)
   New York, NY  10028

*  W. Edwin Jarmain (4)         President, Jarmain Group Inc. (private
   Jarmain Group Inc.           investment holding company)
   77 King Street West
   Suite 4545 Royal Trust Tower
   Toronto, Ontario M5K1K2
   Canada

*  Christina Johnson            President and Chief Executive Officer,
   Saks Fifth Avenue            Saks Fifth Avenue Enterprises (retail)
   Enterprises
   12 East 49th Street
   New York, New York  10017

*  George T. Lowy, Esq.         Partner, Cravath, Swaine & Moore (law firm)
   Cravath, Swaine & Moore
   825 Eighth Avenue -
   38th Floor
   New York, New York  10019

*  Scott D. Miller              President, Hyatt Hotels Corporation
   Hyatt Hotels Corporation     (hospitality)
   200 West Madison Street -
   Suite 3900
   Chicago, Illinois  60606

*  Joseph H. Moglia             Chief Executive Officer, Ameritrade Holding
   Ameritrade Holding           Corporation (online brokerage)
   Corporation
   4211 South 102nd Street
   Omaha, Nebraska  68127

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                                                             Page 55 of 87 Pages

Name, Business Address          Present Principal Occupation
----------------------          ----------------------------
   Peter D. Noris               Executive Vice President and Chief Investment
                                Officer; Executive Vice President and Chief
                                Investment Officer, Equitable

*  Didier Pineau-Valencienne(1) Vice Chairman of Credit Suisse First Boston
   64, rue de Miromesnil        (investment banking)
   75008 Paris, France

*  George J. Sella, Jr.         Retired Chairman and Chief Executive Officer,
   P.O. Box 397                 American Cyanamid Company (manufacturer of
   Newton, NJ  07860            pharmaceutical products and agricultural
                                herbicides and pesticides)

   Richard V. Silver            Executive Vice President and General Counsel;
                                Executive Vice President and General Counsel,
                                Equitable

*  Peter J. Tobin               Dean, Peter J. Tobin College of Business
   8000 Utopia Parkway          Administration, St. John's University
   College of
   Business Administration
   Bent Hall
   Jamaica, NY 11439

   Stanley B. Tulin             Vice Chairman & Chief Financial Officer;
                                Executive Officer, AXA; Vice Chairman of the
                                Board and Chief Financial Officer, Equitable

---------
*  Director
   (1)  Citizen of the Republic of France
   (2)  Citizen of Germany
   (3)  Citizen of the United Kingdom
   (4)  Citizen of Canada



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